Exhibit 99.1

                              For Immediate Release

PREMIER EXHIBITIONS INC. ANNOUNCES REVENUE GROWTH AND PROFITABLE RESULTS FOR ITS
                               THIRD FISCAL QUARTER

ATLANTA, GEORGIA---February 7, 2005-- Premier Exhibitions Inc. (OTC: BB: PXHB) has announced the results of its third quarter and first nine months of the 2005 fiscal year. For the quarter which ended November 30, 2004, the Company reported that during the third quarter and the first nine months of its 2005 fiscal year, its revenues increased approximately 231% from $735,000 to $2,432,000 and 125% from $2,312,000 to $5,204,000, respectively, as compared to the third quarter and the first nine months of its 2004 fiscal year (the "2004 fiscal year"). This revenue growth is attributable to increases in exhibition and related merchandise sales as a result of the Company undertaking, in May 2004, the direct production of its Titanic exhibitions that were previously licensed to a third party.

The Company realized a net profit of $240,000 for the three months ended November 30, 2004 as compared to a net loss of $69,000 in the same prior year period. During the first nine months of the 2005 fiscal year the Company experienced a net loss of $501,000, as compared to a loss of $420,000 in the corresponding period of the 2004 fiscal year. The cumulative net loss through November 30, 2004 is attributed to the loss experienced in the management transition quarter that ended May 31, 2004. The Company has been profitable for the last two quarters.

Basic income (loss) per common share for the three months and nine months ended November 30, 2004, were $0.01 and ($0.02), respectively, with shares outstanding of 22,299,939 and 20,818,898, respectively. The losses per share were $.00 and $.02 for the same respective periods in fiscal year 2004.

Mr. Arnie Geller, President and Chief Executive Officer stated, "We are pleased with both the performance of our Titanic Exhibition business and the forthcoming American debut of our Bodies Revealed Exhibition products over the next six months. We look forward to the expansion and continued growth of our Company for our shareholder's benefit."

Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating tothe Company's anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 29, 2004, especially in the Risk Factors and the Management's Discussion and Analysis sections, and its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K (each of which is available upon request from the Company), may affect the future results of the Company and cause those results to differ materially from those expressed in the forward-looking statements; material adverse changes in the economic conditions in the Company's markets, including terrorist attacks, competition from others, how much capital the Company may or may not receive from required financings, and whether or not, and to what extent, the Company consummates its planned leases to place exhibitions. We disclaim any obligation to update these forward-looking statements.

For additional Information:

Company Contact: Gerald Couture, CFO, (404) 842-2600
                                   gcouture@prxi.com
Investor Relations & Media Relations:
North Coast Advisors Inc: Craig T. Stewart (585) 218-7371
                                   cstewart@ncainc.com